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                                                                    Exhibit 23.1

                              CONSENT OF ATTORNEYS

     Reference is made to the Registration Statement of New Taohuayuan Culture Tourism Co., Ltd. on Form SB-2 whereby certain shareholders of the Company propose to sell up to 17,027,328 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

     We hereby consent to the use of our opinion concerning the validity of the securities to be sold.

                                       Very truly yours,

                                       HART & TRINEN, L.L.P.


                                       /s/ William T. Hart
                                       -------------------------------
                                       William T. Hart

Denver, Colorado
September 15, 2005